Exhibit 8

GROUP COMPANIES

AEGON’s most important group companies (100% owned unless indicated otherwise) are as follows:

The Americas

AEGON USA, Inc., Cedar Rapids, (Iowa USA)

Commonwealth General Corporation, Wilmington (Delaware USA)

Life Investors Insurance Company of America, Cedar Rapids (Iowa USA)

Monumental Life Insurance Company, Baltimore (Maryland USA)

Peoples Benefit Life Insurance Company, Cedar Rapids (Iowa USA)

Stonebridge Casualty Insurance Company, Columbus (Ohio USA)

Stonebridge Life Insurance Company, Rutland (Vermont USA)

Transamerica Corporation, Wilmington (Delaware USA)

Transamerica Financial Life Insurance Company, Inc., Purchase (New York USA)

Transamerica Life Canada, Toronto (Ontario Canada)

Transamerica Life Insurance and Annuity Company, Charlotte (North Carolina USA)

Transamerica Life Insurance Company, Cedar Rapids (Iowa USA)

Transamerica Occidental Life Insurance Company, Cedar Rapids (Iowa USA)

Veterans Life Insurance Company, Springfield (Illinois USA)

Western Reserve Life Assurance Co. of Ohio, Columbus (Ohio USA)

The Netherlands

AEGON Bank N.V., Utrecht

AEGON Financiële Diensten B.V., The Hague

AEGON International N.V., The Hague

AEGON Levensverzekering N.V., The Hague

AEGON NabestaandenZorg N.V., Groningen

AEGON Nederland N.V., The Hague

AEGON Schadeverzekering N.V., The Hague

AEGON Spaarkas N.V.,The Hague

AEGON Vastgoed Holding B.V., The Hague

Meeùs Groep B.V., Amersfoort

Spaarbeleg Kas N.V., Utrecht

TKP Pensioen B.V., Groningen

United Kingdom

AEGON Asset Management UK plc, London

AEGON UK Distribution Holdings Ltd., London

AEGON UK plc, London

Guardian Assurance plc, Lytham St Annes

Guardian Linked Life Assurance Limited, Lytham St Annes

Guardian Pensions Management Limited, Lytham St Annes

HS Administrative Services Limited, Chester

Scottish Equitable International Holdings plc, London

Scottish Equitable plc, Edinburgh

Other countries

ÁB-AEGON Általános Biztosító Rt., Budapest (Hungary)

AEGON España S.A., Madrid (Spain) (99.98%)

AEGON Lebensversicherungs-AG, Düsseldorf (Germany)

AEGON Life Insurance (Taiwan) Inc., Taipei (Taiwan)

The legally required list of participations as set forth in articles 379 and 414 of Book 2 of the Dutch Civil Code has been registered with the Trade Register in The Hague.